THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of March 31, 2015, by and among  PUBLIC STORAGE, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Borrower, the Lenders, the Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of March 21, 2012, as amended by that certain Letter Agreement dated as of April 12, 2012 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 17, 2013, each among the Borrower, the Agent and the Lenders party thereto (as so amended and in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1.  Specific Amendments to Credit Agreement.  Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b) The Credit Agreement is further amended by deleting Schedule I attached thereto and replacing it with Schedule I attached hereto.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment, including the release of the Guarantors under Section 3 below, is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a)a counterpart of this Amendment duly executed by the Borrower, the Agent and each of the Lenders;

(b)an opinion of the Chief Legal Counsel and Corporate Secretary of the Borrower regarding those matters covered in the opinion delivered in connection with the Credit Agreement on March 21, 2012, and addressed to the Agent and the Lenders, and an opinion of an outside law firm that is counsel to the Borrower, regarding those matters covered in the opinion delivered in connection with the Credit Agreement on March 21, 2012, and addressed to the Agent and the Lenders;

(c)the Declaration of Trust of the Borrower, together with all amendments and supplements thereto, certified as of a recent date by the Secretary of State of the State of Maryland;

(d)a certificate of good standing (or certificate of similar meaning) with respect to the Borrower issued as of a recent date by the Secretary of State of the State of formation of the Borrower and of each state in which the Borrower owns Properties and is required to be qualified to transact business and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(e)a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower with respect to each officer of the Borrower authorized to execute and deliver Loan Documents, including Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion, Notices of Continuation, Bid Rate Quote Requests and notices of acceptance of Bid Rate Quotes;

(f)copies certified by the Secretary or Assistant Secretary of the Borrower (or other individual performing similar functions) of (i) the by-laws of the Borrower, and (ii) all trust action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(g)evidence that all fees, if any, due and payable to the Lenders and/or Agent have been paid, and all expenses and reimbursement amounts due and payable to the Agent for which the Agent has provided an invoice have been paid; and

(h)such other documents, agreements and instruments as the Agent may reasonably request.

Section 3. Release.  Upon the effectiveness of this Amendment as provided in Section 2 above, the Agent and each Lender agree that each Guarantor that is a party to the Guaranty shall be released as a Guarantor under the Guaranty and the Guaranty shall terminate.

Section 4. Representations.  The Borrower represents and warrants to the Agent and the Lenders that:

(a)Authorization; Execution; Binding Effect.  The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment, and to perform this Amendment and the Credit Agreement as amended by this Amendment in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and each of this Amendment and the Credit Agreement as amended by this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally (whether in a proceeding in law or in equity).

(b)Compliance of Agreement, Etc. with Laws.  The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended by this Amendment in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party; (ii) conflict with, result in a breach of or constitute a default under the Borrower’s articles of incorporation or bylaws (including without limitation, Section 2 of Article IV and Section 2(a) of Article VIII of the Borrower’s bylaws), or any resolution adopted by the Borrower’s Board of Trustees in connection with the designation of any series of Preferred Stock of the Borrower, or the organizational documents of any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any

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Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Agent for its benefit and the benefit of the Lenders.

(c)No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 5.  Reaffirmation of Representations.  The Borrower hereby certifies to the Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same force and effect as if such representations and warranties were made on and as of the date hereof, except to the extent such representations and warranties expressly related solely to an earlier day (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

Section 6.  Commitment Increases.  Upon the effectiveness of this Amendment (a) the Borrower and each Lender acknowledge and agree that the amount of such Lender’s Commitment shall be the amount set forth for such Lender on Schedule I attached hereto as such Lender’s “Commitment Amount” and (b) each Lender agrees to make the payments required to be made by such Lender under Section 2.17. of the Credit Agreement.

Section 7.  Joinder.  Upon the effectiveness of this Amendment, each Lender not party to the Credit Agreement prior to the effectiveness of this Amendment acknowledges and agrees that it shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents with respect to such Lender’s Commitment.

Section 8.  Representations and Warranties of New Lenders.  Each Lender not party to the Credit Agreement prior to the effectiveness of this Amendment (a) represents and warrants that it is (i) legally authorized to enter into this Amendment; (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into the Credit Agreement; (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the date of the effectiveness of this Amendment and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender; and (e) either (i) is not organized under the laws of a jurisdiction outside the United States of America or (ii) has delivered to the Agent (with an additional copy for the Borrower) such items required under Section 3.11. of the Credit Agreement to establish that payments to it under the Credit Agreement and the Notes are (x) not subject to United States Federal backup withholding tax and (y) not subject to United States Federal withholding tax under the Code.

Section 9.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.  This Amendment is a Loan Document.

Section 10.  Costs and Expenses.  The Borrower shall reimburse the Agent for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Agent in connection with the

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preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 11.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.  Effect; Ratification.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only.  The Credit Agreement is hereby ratified and confirmed in all respects.  Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Agent or the Lenders under the Credit Agreement or any other Loan Document.

Section 14.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 15.    Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Credit Agreement to be executed as of the date first above written.

PUBLIC STORAGE

By:	/s/ John Reyes
	Name:	John Reyes
	Title:	Senior Vice President and Chief
Financial Officer

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Credit Agreement for Public Storage]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, as Swingline Lender and as Lender

By:	/s/ Dale Northrup
	Name:	Dale Northrup
	Title:	Senior Vice President

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Credit Agreement for Public Storage]

BANK OF AMERICA

By:	/s/ Michael W. Edwards
	Name:	Michael W. Edwards
	Title:	Senior Vice President

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Credit Agreement for Public Storage]

CITIBANK, N.A.

By:	/s/ Michael Chlopak
	Name:	Michael Chlopak
	Title:	Vice President

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Credit Agreement for Public Storage]

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

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Credit Agreement for Public Storage]

UBS AG, STAMFORD BRANCH

By:	/s/ Kenneth Chin
	Name:	Kenneth Chin
	Title:	Director, Banking Products Services, US

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director, Banking Products Services, US

SCHEDULE I

Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$200,000,000
Bank of America, N.A.	$120,000,000
Citibank, N.A.	$80,000,000
Morgan Stanley Bank, N.A.	$50,000,000
UBS AG, Stamford Branch	$50,000,000
Total	$500,000,000